SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 14, 2003
Date of Report
(Date of earliest event reported)

rStar Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27029	91-1836242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1560 Sawgrass Corporate Parkway, Suite #200
Sunrise, Florida	33323
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: 954-858-1600

(Former Name or Former Address, if Changed Since Last Report)

Item  5.                   Other Events.

On January 13, 2003, the Company announced that its board of directors authorized the Company to seek shareholder approval for a ten (10) for one (1) reverse split of the Company’s common stock.  The proposal will be submitted to the Company’s stockholders for approval at a special meeting of stockholders, which is expected to be held on February 3, 2003 (the “Special Meeting”).  If approved, the Board anticipates implementing the reverse stock split on the same day.

On January 10, 2003, the Company filed preliminary proxy materials relating to the Special Meeting.  The preliminary proxy materials indicate that on August 27, 2002, the Company was notified by Nasdaq that it has until February 10, 2003, to comply with the minimum bid price requirement of the Nasdaq Market Place Rules.  The Company is holding the Special Meeting and requesting shareholder approval to implement the reverse stock split in order to improve the marketability and liquidity of its common stock, as well as to raise its bid price in excess of $1.00.  The Company can give no assurance that it will be in compliance with continued listing requirements and stay listed on the Nasdaq SmallCap exchange, even if the reverse stock split is approved at the Special Meeting.

Item 7.                    Financial Statements, pro Forma Financial Information and Exhibits.

(c)                           Exhibits

Exhibit No.	Description
99.1	Press Release, dated January 13, 2003 announcing that its board of directors authorized the Company to seek shareholder approval for a ten (10) for one (1) reverse split of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

rStar Corporation

Date: January 20, 2003	By:	/s/ LIOR KADOSH
	Name:	Lior Kadosh
	Title:	Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated January 13, 2003 announcing that its board of directors authorized the Company to seek shareholder approval for a ten (10) for one (1) reverse split of the Company’s common stock.